UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2019

OFS Capital Corporation
(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	The Nasdaq Global Select Market
6.375% Notes due 2025	OFSSL	The Nasdaq Global Select Market
6.50% Notes due 2025	OFSSZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
On June 11, 2019, OFS Capital Management, LLC, the investment adviser (“OFS Advisor”) to OFS Capital Corporation, a Delaware corporation (the “Company”), agreed to waive a portion of its base management fee by reducing the portion of such fee from 0.4375% per quarter (1.75% annualized) to 0.25% per quarter (1.00% annualized) of the average value of the portion of the total assets held by the Company through OFSCC-FS, LLC, an indirect wholly owned subsidiary of the Company (the “OFSCC-FS Assets”), at the end of the two most recently completed calendar quarters to the extent that such portion of the OFSCC-FS Assets are financed using leverage (also calculated on an average basis) that causes the Company’s statutory asset coverage ratio to fall below 200%. When calculating its statutory asset coverage ratio, the Company excludes its SBA guaranteed debentures from its total outstanding senior securities as permitted pursuant to exemptive relief pursuant to an order issued by the Securities and Exchange Commission dated November 26, 2013. The waiver will be renewable on an annual basis and the amount of the base management fee waived with respect to the OFSCC-FS Assets shall not be subject to recoupment by OFS Advisor.
The Company anticipates establishing a secured revolving credit facility through OFSCC-FS, LLC, as borrower, which, along with the Company’s other existing debt sources, will enable it to use the flexibility and incremental leverage permitted under the Small Business Credit Availability Act in the future. There can be no assurance that the Company will establish such a credit facility or, if consummated, the Company will achieve any benefits from increased leverage.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.
Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION
Date: June 11, 2019	By: /s/ Bilal Rashid
Chief Executive Officer